UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): December 20, 2013

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On December 20, 2013, China Shengda Packaging Group Inc. (the “Company”) held an annual meeting of its shareholders (the “Annual Meeting”) at which a majority of the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, until a successor has been duly elected and qualified or the director’s earlier resignation, death or removal, and (ii) ratified the appointment of Marcum Bernstein & Pinchuk LLP (“Marcum BP”) to serve as the Company’s independent registered public accounting firm for 2013.

The tabulation of voting results at the Annual Meeting is as follows:

Proposal 1: The election of directors

			Votes		Broker
Name	Votes For	Withheld	Against	Abstentions	Non-Votes
Nengbin Fang	24,393,160	8,100
Congyi Fang	24,393,160	8,100
Zhihai Mao	22,074,160	2,327,100
Michael Zhang	24,394,060	7,200
Yaoquan Zhang	24,389,810	11,450

Proposal 2: The ratification of the appointment of Marcum BP as the Company’s independent registered public accounting firm for 2013

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
24,397,810	3,450		-

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGDA PACKAGING GROUP INC.

Date: December 20, 2013	/s/ Daliang Teng
Daliang Teng
Chief Executive Officer